Exhibit 99.1

Amarin Announces Mandatory Exchange of Exchangeable Senior Notes Issued in January 2017

BEDMINSTER, N.J. and DUBLIN, Ireland, October 19, 2018 — Amarin Corporation plc (NASDAQ:AMRN) (“Amarin”), announced today that its wholly owned subsidiary, Corsicanto II Designated Activity Company, a designated activity company with limited liability incorporated under the laws of Ireland (the “Issuer”), provided notice that the Issuer has exercised its option to mandatorily exchange all $30.0 million in aggregate principal amount of its 3.50% January 2017 Exchangeable Senior Notes due 2047 (the “2017 Notes”) into American Depositary Shares (“ADSs”) of Amarin, with each ADS representing one ordinary share of Amarin. As a result, Amarin will issue 257.2016 ADSs per $1,000 principal amount of 2017 Notes, or an aggregate amount of 7,716,048 ADSs, subject to certain adjustments as provided in the Indenture, dated January 25, 2017 by and among the Issuer, Amarin and Wilmington Trust, National Association, as trustee (the “Indenture”) governing the 2017 Notes.

The mandatory exchange of the 2017 Notes will be effective on November 2, 2018. As a condition to the mandatory exchange under the Indenture, the daily volume weighted average pricing per ADS equaled or exceeded $5.05 for at least 20 trading days in the 30-trading-day period commencing on September 10, 2018 and ending on (and including) October 19, 2018. The date of notice of the exercise of Issuer’s mandatory exchange option under the Indenture is October 19, 2018, and the “Optional Exchange Trigger Period” under the Indenture began on September 10, 2018 and ended on (and included) October 19, 2018. The aggregate principal amount of 2017 Notes subject to the Issuer’s mandatory exchange option is $30,000,000. The CUSIP number of the 2017 Notes is 220485 AB2. On and after the effective date of the exchange, interest on the 2017 Notes will cease to accrue.

The name and address of the Paying Agent and Exchange Agent under the Indenture are as follows:

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Paying Agent: Wilmington Trust, National Association, 50 S. Sixth Street, Suite 1290, Minneapolis, MN 55402, Attention: Corsicanto II Designated Activity Company Account Manager, Facsimile: 612- 617-5651

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Exchange Agent: Wilmington Trust, National Association, 50 S. Sixth Street, Suite 1290, Minneapolis, MN 55402, Attention: Corsicanto II Designated Activity Company Account Manager, Facsimile: 612- 617-5651

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Amarin

Amarin Corporation plc. is a rapidly growing, innovative pharmaceutical company focused on developing therapeutics to improve cardiovascular health. Amarin’s product development program leverages its extensive experience in lipid science and the potential therapeutic benefits of polyunsaturated fatty acids. Vascepa® (icosapent ethyl) is Amarin’s first FDA-approved drug and is available by prescription in the United States, Lebanon and the United Arab Emirates. Amarin’s commercial partners are pursuing additional regulatory approvals for Vascepa in Canada, China and the Middle East. For more information about Amarin, visit www.amarincorp.com.

Forward-Looking Statements

This press release contains forward-looking statements concerning Amarin’s expectations, anticipations, intentions, beliefs or strategies regarding the proposed exchange transaction, including the effective date thereof and the applicable conversion price of the 2017 Notes. These forward-looking statements are not promises or guarantees and involve substantial risks and uncertainties. Among the factors that could cause actual results to differ materially from those described or projected herein are the following: the trading pricing of Amarin’s ADSs between now and the effectiveness of the mandatory exchange, financial market conditions, actions by our exchange counterparties prior to the closing of the exchange, our ability to continue to commercialize and increase market acceptance of Vascepa, our continued interactions with the FDA, the inherent uncertainties maintaining intellectual property rights and protections, our ability to successfully operate under current and future collaboration arrangements, and the results of our current and future clinical trials. A further list and description of these risks, uncertainties and other risks associated with an investment in Amarin can be found in Amarin’s filings with the U.S. Securities and Exchange Commission, including its most recent quarterly report on Form 10-Q. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Amarin undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise, except as required by law.

Availability of Other Information About Amarin

Investors and others should note that Amarin communicates with its investors and the public using the company website http://www.amarincorp.com/), the investor relations website (http://investor.amarincorp.com/), including but not limited to investor presentations and investor FAQs, Securities and Exchange Commission filings, press releases, public conference calls and webcasts. The information that Amarin posts on these channels and websites could be deemed to be material information. As a result, Amarin encourages investors, the media, and others interested in Amarin to review the information that is posted on these channels, including the investor relations website, on a regular basis. This list of channels may be updated from time to time on Amarin’s investor relations website and may include social media channels. The contents of Amarin’s website or these channels, or any other website that may be accessed from its website or these channels, shall not be deemed incorporated by reference in any filing under the Securities Act of 1933.

Amarin Contact Information

Investor Relations:

Elisabeth Schwartz

Investor Relations and Corporate Communications

Amarin Corporation plc

In U.S.: +1 (908) 719-1315

investor.relations@amarincorp.com

Lee M. Stern

Trout Group

In U.S.: +1 (646) 378-2992

lstern@troutgroup.com

Media Inquiries:

Christy Maginn

Burson-Marsteller

In U.S.: +1 (646) 280-5210

Christy.Maginn@bm.com

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